Exhibit 5.1

Smurfit Westrock plc Beech Hill Clonskeagh Dublin 4 Ireland

Our Ref	16 July 2024
DJ/DF/666267-16

Dear Smurfit Westrock plc

Registration Statement on Form S-8 of Smurfit Westrock plc

We are acting as Irish counsel to Smurfit Westrock plc, a public limited company incorporated under the laws of Ireland (company number 607515) (the “Company”) in connection with its filing, on the date hereof, of a registration statement on Form S-8 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with the U.S. Securities and Exchange Commission (the “Commission”), with respect to the registration by the Company of an additional 38,000,000 ordinary shares of $0.001 per share in the capital of the Company (“Ordinary Shares”) that may become issuable under the plans assumed or otherwise adopted by the Company and set out at Schedule 2 hereof (the “Plans”).

In connection with this Opinion, we have reviewed the corporate resolutions, records, agreements, searches and other documents listed in Schedule 1 of this Opinion (collectively, the “Documents”).

Based on the foregoing, in reliance on the Documents and subject to the assumptions, qualifications and limitations set out in this Opinion, we are of the opinion that the Ordinary Shares, when issued pursuant to the terms of the Plans (including any applicable and duly authorised award agreement under the Plans), will be validly issued, fully paid and non-assessable (“non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean the registered holders of such shares are not subject, solely by virtue of their shareholding, to calls for additional payments of capital on such shares).

For the purposes of this Opinion, we have assumed: (i) the truth and accuracy of the contents of all documents and searches reviewed as to factual matters, but have made no independent investigation regarding such factual matters, (ii) all signatures, initials, seals and stamps contained in, or on, all documents submitted to us are genuine, (iii) all documents submitted to us as originals are authentic and complete and that all documents submitted to us as copies (including without limitation any document submitted to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete, (iv) at the time of the allotment and issue of any Ordinary Shares pursuant to the terms of the Plans, the Company will have a sufficient number of authorised but unissued ordinary shares, nominal value $0.001 per share, in its share capital (being at least equal to the number of Ordinary Shares to be allotted and issued), (v) at the time of the allotment and issue of any Ordinary Shares (or the grant of any right to subscribe for, or convert any security into, Ordinary Shares (a “convertible right”)) pursuant to the terms of the Plans, to the extent required, (A) the directors of the Company will, in accordance with section 1021 of the Companies Act 2014 of Ireland, as amended, (the “Companies Act”), have been generally and unconditionally authorised by the shareholders of the Company to allot a sufficient number of “relevant securities” (within the meaning of that section) (being at least equal to the number of Ordinary Shares the subject of such allotment and issuance or grant of a convertible right) and (B) the directors of the Company will, in accordance with section 1023 of the Companies Act, have been empowered by the shareholders of the Company to allot and issue such Ordinary Shares or grant convertible rights as if section 1022(1) thereof did not apply to such allotment and issuance or grant, (v) where treasury shares are being re-issued, the maximum and minimum prices of re-issue shall have been determined in advance at a general meeting of the Company in accordance with the requirements of section 1078 of the Companies Act, (vi) the full consideration for all Ordinary Shares to be allotted and issued pursuant to the Plans will have been received by the Company prior to the issuance of such Ordinary Shares, (vii) no Ordinary Shares will be allotted and issued pursuant to the Plans for less than their nominal value, (viii) no Ordinary Shares will be allotted and issued pursuant to the Plans for consideration other than cash, except as may be prohibited by applicable law, (ix) no Ordinary Shares will be allotted and issued other than pursuant to a resolution of the board of directors of the Company or a duly authorised committee thereof, (x) the Company shall not give any financial assistance, as contemplated by sections 82 and 1043 of the Companies Act for the purpose of any acquisition of any Ordinary Shares pursuant to the Plans, save as permitted by, or pursuant to an exemption to, the said sections 82 and 1043, and (xi) the Plans have been duly adopted or, as the case may be, assumed by the Company.

This Opinion is based upon, and limited to, the laws of Ireland as is in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. For the avoidance of doubt, Ireland does not include Northern Ireland and the laws of Ireland do not include the laws in force in Northern Ireland. We have assumed without enquiry that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect our opinion as stated herein. We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland or the effect thereof. This Opinion is expressed as of the date hereof and we assume no obligation to update this Opinion.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to Matheson therein. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinions given in it are governed by, and construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson LLP

Matheson LLP

Schedule 1

Documents

1.	Copies of the certificate of incorporation, certificate of incorporation on change of name of the Company and certificate of incorporation on re-registration as a public limited company dated 6 July 2017, 11 December 2023 and 18 June 2024, respectively, on file with the Companies Registration Office in Dublin (the “CRO”).

2.	Copy of the constitution of the Company, comprised of its memorandum of association and articles of association, effective 5 July 2024, on file with the CRO.

3.	Copy of the unanimous written resolutions of the directors of the Company passed on 5 July 2024, certified by the secretary of the Company to be true and complete.

4.	Copy of the written resolutions of the sole shareholder of the Company dated 4 July 2024, certified by the secretary of the Company to be true and complete.

5.	A copy of the Plans certified by the secretary of the Company to be true and complete.

6.	The final form Registration Statement to which this Opinion is to be filed as an exhibit.

7.	Searches carried out by independent law researchers on our behalf against the Company on 16 July 2024 in: (a) the Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland, (b) the Judgments’ Office of the Central Office of the High Court of Ireland and (c) the CRO.

8.	A certificate issued by the secretary of the Company dated the date of this Opinion, attaching a copy of each of the documents listed in paragraphs 3, 4 and 5, above, of this Schedule 1 and certifying certain other matters as set out therein, on which we have relied for the purpose of this Opinion (the “Certificate”).

SCHEDULE 2

The Plans

▪	Smurfit WestRock plc 2024 Long-Term Incentive Plan;

▪	Smurfit Kappa 2018 Performance Share Plan;

▪	WestRock Company 2020 Incentive Stock Plan;

▪	WestRock Company Amended and Restated 2016 Incentive Stock Plan;

▪	MeadWestvaco Corporation 2005 Performance Incentive Plan;

▪	Amended and Restated Rock-Tenn Company 2004 Incentive Stock Plan;

▪	KapStone Paper and Packaging 2016 Incentive Plan; and

▪	KapStone Paper and Packaging 2014 Incentive Plan.

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